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                                                                   EXHIBIT 10.63



                                 March 27, 1998



TCI Falcon Holdings, LLC
c/o Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000

Gentlemen:

      Reference is made to (i) the Contribution and Purchase Agreement dated as of December 30, 1997 between Falcon Holding Group, L.P. ("FHGLP"), Falcon Communications, L.P. ("NewFalcon"), TCI Falcon Holdings, LLC ("TCI"), and certain other persons (the "Contribution Agreement"), (ii) the Amended and Restated Agreement of Limited Partnership of Falcon Communications, L.P., dated as of December 30, 1997 (the "NewFalcon Agreement") between FHGLP and TCI; and
(iii) an Offering Memorandum draft dated March 19, 1998 describing certain proposed financing transactions of FHGLP, NewFalcon and subsidiaries of NewFalcon. Capitalized terms used in this letter and not otherwise defined in this letter shall have the meanings assigned to them in the Contribution Agreement, the NewFalcon Agreement or under "Description of the Debentures" in the Offering Memorandum, as appropriate.

      TCI hereby waives compliance by NewFalcon with the limitation on Indebtedness contained in Section 5.1(b)(2)(G) of the NewFalcon Agreement in connection with any assumption or incurrence of Indebtedness by NewFalcon or any of its Subsidiaries that is consummated prior to, concurrently with, or immediately following, the closing of the Contribution Agreement, as a result of, in connection with, or related to, the consummation and implementation of the transactions contemplated by the Contribution Agreement and/or the Offering Memorandum (including, without limitation, the offering of Debentures or other debt securities, the refinancing of FHGLP's existing indebtedness, including indebtedness outstanding under its existing Bank Credit Agreement and its Notes, the refinancing of indebtedness assumed by NewFalcon from TCI, and the consummation of, and drawing of any available facilities under, a New Credit Facility), so long as, after giving effect to the assumption or incurrence of any such Indebtedness, the Operating Cash Flow Ratio does not exceed 8.0:1. This waiver does not extend to the assumption or incurrence of Indebtedness by NewFalcon or any of its Subsidiaries, including the drawing of any available facilities under a New Credit Facility, that is not consummated prior to, concurrently with, or immediately following the closing of the Contribution Agreement.


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TCI Falcon Holdings, LLC
March 27, 1998
Page 2


      Please indicate your agreement to the foregoing by executing below and returning one fully executed original to Mr. Stanley Itskowitch at the address for FHGLP set forth in the NewFalcon Agreement.


                                       FALCON HOLDING GROUP, L.P.

                                       By:  Falcon Holding Group, Inc.


                                       By:  /s/ Stanley S. Itskowitch
                                            ------------------------------------
                                            Name:  Stanley S. Itskowitch
                                            Title: Executive Vice President


                                       FALCON COMMUNICATIONS, L.P.

                                       By:  Falcon Holding Group, L.P.
                                       By:  Falcon Holding Group, Inc.


                                       By:  /s/ Stanley S. Itskowitch
                                            ------------------------------------
                                            Name:  Stanley S. Itskowitch
                                            Title: Executive Vice President



AGREED AND ACCEPTED AS OF
THIS 27th DAY OF MARCH 1998


TCI FALCON HOLDINGS, LLC


By:  /s/ William R. Fitzgerald
     ---------------------------------
     Name:  William R. Fitzgerald
     Title: Vice President